Newkirk Realty Trust, Inc.
AT THE COMPANY

Carolyn Tiffany
Chief Operating Officer
(617) 570-4680

                           NEWKIRK REALTY TRUST, INC.
            ANNOUNCES SECOND QUARTER FINANCIAL AND OPERATING RESULTS

FOR IMMEDIATE RELEASE - Boston, Massachusetts - July 27, 2006 - Newkirk Realty Trust, Inc. (NYSE:NKT), general partner of The Newkirk Master Limited Partnership (the "Operating Partnership"), reported today its results for the quarter ended June 30, 2006.

Financial Highlights

      o     Declared a $0.40 per share dividend during the quarter.

      o Reported AFFO of $23.3 million or $1.20 per share for the six months ended June 30, 2006.

      o Reported earnings of $7.5 million or $0.39 per share for the three months ended June 30, 2006 and $14.6 million or $.76 per share for the six months ended June 30, 2006.

Property Acquisitions and Investments

During the quarter ended June 30, 2006, the Operating Partnership acquired interests in three properties for an aggregate purchase price of approximately $71.7 million comprising approximately 780,000 square feet. These transactions, as previously announced, are summarized as follows:

      o On April 26, 2006, we acquired a 226,000 square foot office building located in Rochester, New York for a purchase price of $26,400,000. The property is currently leased through 2014 to The Frontier Corporation, a communications company. The annual net rent payable at the property is $2,567,000 through December 31, 2007, increasing to $2,624,000 per annum through 2014. Upon expiration of the current lease term, the tenant has two, five-year renewal options each at an annual rental rate equal to the greater of market value or the then current rent amount.

      o On May 5, 2006, we acquired an approximately 96,000 square foot office building in Rockaway, New Jersey for a purchase price of approximately $22,000,000. We partially satisfied the purchase price by assuming the existing mortgage loan of $14,900,000. The property is leased to BASF Corporation, the North American affiliate of BASF AG. The lease agreement has a current term scheduled to expire September 30, 2014 with the tenant's option to enter into either two, five-year renewal terms or one, ten-year renewal term, in all cases at fair market rent. Net rent during the current term is $1,489,000.

      o On June 30, 2006, we acquired a 458,000 square foot office building and distribution center in Glenwillow, Ohio for a purchase price of $23,300,000. The property is currently leased to Royal Appliance, a home cleaning products company. The lease agreement has a current term scheduled to expire July 31, 2015 with two, five-year renewal terms. Net rent during the current term is $1,738,000 through July 31, 2007, $1,944,000 through July 31, 2012, and $2,040,000 through the end of the current term. Renewal term option rents are 95% of fair market value.

Leasing Activity

      o     As of June 30, 2006, our properties were 97% leased.

Debt Placements and Acquisitions

As previously reported, the Company entered into a joint venture with a subsidiary of Winthrop Realty Trust to originate and acquire loans secured directly or indirectly by real estate. The joint venture made the following investments during the quarter ended June 30, 2006:

      o a $1,500,000 mezzanine loan secured by the ownership interests in entities owning fee title to a 130,000 square foot industrial facility that is triple net leased to Rockwell Automation. The loan bears an interest rate of 12% and matures in 10 years.

      o a $10,000,000 participation in a mezzanine loan secured by the ownership interests in entities owning fee title to One Madison Avenue, a 1,100,000 square foot office building located in New York City and 95% leased to Credit Suisse. The loan was purchased for $8,469,030 and has an expected unleveraged yield to maturity of 7.58%.

      o a $20,000,000 mezzanine loan secured by the ownership interests in entities owning fee title to One Pepsi Way, a 540,000 square foot Class A office building situated on 206 acres in Westchester County, NY. The two-year loan bears an interest rate of LIBOR plus 4.25% and is subject to three, one-year extensions.

      o a junior participation in a $13,000,000 B Note secured by a 638,000 square foot Class A office building in downtown Atlanta for a purchase price of $10,473,000. The B Note has an interest rate of 6.09%, resulting in a yield of 12.43%.

      o a $4,500,000 participation in a B note secured by an office portfolio know as Boston Wharf Properties containing a total of 439,000 square feet located in Boston, MA. The two-year loan bears an interest rate of LIBOR plus 2.25% and is subject to three, one-year extensions.

      o a $3,000,000 BB rated bond, BALL 2003-BBA2 Class L for a price of $2,984,063.

      o a $13,000,000 BB rated bond, BSCMS 2004-BA5A Class K for a price of $12,870,000.

      o three BBB-rated CMBS bonds: (i) BALL 2004-BBA4 $7,000,000 Class K for a price of $7,061,250; (ii) , COMM 20005 FL11 $15,700,000 Class
            L for a price of $15,431,612; and (iii) and BSCMS 2006-BBA7 $4,785,000 Class K for a price of $$4,783,610.

Financings

      o On May 5, 2006, we obtained a $10,450,000 loan from an unaffiliated third party lender, which is secured by our property located at 850-950 Warrenville Road, Lisle, Illinois. The loan bears interest at 6.26%, requires monthly payments of interest only during the first two years of the loan term and thereafter principal (based on a 30-year amortization schedule) and interest for the balance of the term. The loan is scheduled to mature on June 1, 2016, at which time the outstanding principal balance is expected to be approximately $9,463,000.

      o On July 20, 2006, we obtained first mortgage loans from an unaffiliated third party with respect to our Rochester, New York; Statesville, North Carolina; and Rockford, Illinois properties. The loans, which had an initial aggregate principal amount of $39,800,000, are cross-collateralized and cross-defaulted. The loans bear interest at 6.21%, require monthly payments of interest only for 24 months and then require monthly payments of principal and interest in the aggregate of approximately $244,000. The loans are scheduled to mature on August 1, 2016 at which time the outstanding principal balance is expected to be $35,438,000. We received net proceeds from these loans, after satisfying closing costs, of approximately $39,260,000.

Property Sales

      o On July 13, 2006, we sold 50 retail properties for a gross purchase price of $160,000,000. The sold properties were originally leased to Albertson's, Inc., contain an aggregate of approximately 2,300,000 square feet and had current lease terms expiring over the next 4.5 years. After closing costs, we received net proceeds of approximately $159,000,000, $22,000,000 of which was used to pay down our debt facility. The balance of the net proceeds were deposited with a Qualified Intermediary for use in 1031 tax free exchanges including $49,000,000 which was used for reverse 1031 exchanges in connection with the previously acquired property located in Rochester, New York leased to The Frontier Corporation and the Glenwillow, Ohio property leased to Royal Appliance.

Subsequent Events

Leasing Activity:

      o On July 25, 2006, we entered into a modification of the lease with respect to our 390,000 square foot office building leased to Cummins Inc., located in Columbus, Indiana. The modification extends the lease term for an additional ten years beyond the current three years remaining. Annual rental income from the property will be increased by 9.5% effective August 2006, with further increases of 5% every three years. In connection with the lease extension, we agreed to provide the tenant with an $11.5 million tenant improvement allowance payable on August 1, 2006.

Proposed Merger:

      o On July 23, 2006, we announced together with Lexington Corporate Properties Trust that we have entered into a definitive merger agreement to create Lexington Realty Trust, the leading real estate investment trust focused on single tenant properties. The merger, which has been approved by Lexington's Board of Trustees and our Board of Directors, as well as by Special Committees of each Board, will create a combined company that will own interests in more than 350 properties located across 44 states with a presence in the nation's highest growth markets.

Execution of Our Business Strategy

Management of Lease Rollover

At the time of our initial public offering in November 2005, the Company's portfolio included leases representing approximately 14,000,000 square feet that were scheduled to expire by the end of 2009. Since that time, we have renewed and/or leased an aggregate of 2,480,000 square feet of space. In addition, we have sold or agreed to sell approximately 3,436,000 square feet of space. As a result, we have successfully addressed during the nine months since the IPO, through leasing and sales activity, 5,916,000 square feet or 42% of the 14,000,000 square feet of space.

Portfolio Growth Through Acquisitions

In the same period, we have acquired 879,000 square feet of industrial space for approximately $31,000,000, office properties containing 994,000 square feet for approximately $108,000,000 and acquired or committed to acquire in our joint venture $150,600,000 of debt assets. Together these investments represent portfolio acquisitions of more than $289,000,000 since our initial public offering, consistent with the acquisition pace targeted at the time of the IPO.

Additional Information and Supplemental Data:

Newkirk Realty Trust, Inc. was formed in 2005 as a real estate investment trust and on November 7, 2005 became the general partner of, and acquired a 30.1% interest in, The Newkirk Master Limited Partnership. At July 27, 2006, Newkirk Master Limited Partnerships primary assets were its interests in 166 real properties. Almost all of the properties are leased to one or more tenants pursuant to net leases. Newkirk Realty Trust is listed on the New York Stock Exchange (ticker symbol "NKT") and has executive offices in Jericho, New York and Boston, Massachusetts.

                   NEWKIRK REALTY TRUST, INC. (THE "COMPANY")

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                                    THE COMPANY                 THE COMPANY
                                                                                 ------------------           ----------------
                                                                                 Three Months Ended           Six Months Ended
                                                                                   June 30, 2006                June 30, 2006
                                                                                 ------------------           ----------------
Revenue:
        Rental income                                                                 $  55,458                   $ 108,926
        Interest income                                                                   2,868                       7,071
        Management fees                                                                      60                         124
                                                                                      ---------                   ---------

           Total revenue                                                                 58,386                     116,121
                                                                                      ---------                   ---------

Expenses:
        Interest                                                                         13,330                      26,019
        Depreciation                                                                     11,445                      22,572
        Compensation expense for exclusivity rights                                         833                       1,667
        General and administrative                                                        2,489                       5,018
        Operating                                                                         1,652                       2,984
        Amortization                                                                      1,545                       2,804
        Ground rent                                                                         577                       1,166
        State and local taxes                                                               339                       1,181
        Minority interest expense of partially-owned entities                             5,346                      10,692
                                                                                      ---------                   ---------

           Total expenses                                                                37,556                      74,103
                                                                                      ---------                   ---------

Income from continuing operations before other
        income (expense)                                                                 20,830                      42,018

        Other income (expense):
        Equity in income from investments in
           limited partnerships and joint ventures                                        1,245                       1,709
        Gain on sale of securities                                                          109                          88
        Minority interest                                                               (16,007)                    (31,639)
                                                                                      ---------                   ---------

Income from continuing operations                                                         6,177                      12,176
                                                                                      ---------                   ---------

Discontinued operations:
        Income before minority interest                                                   4,468                       8,454
        Minority interest                                                                (3,159)                     (6,004)
                                                                                      ---------                   ---------

           Income (loss) from discontinued operations                                     1,309                       2,450
                                                                                      ---------                   ---------

Net income (loss)                                                                     $   7,486                   $  14,626
                                                                                      =========                   =========

Comprehensive income:
        Net income (loss)                                                             $   7,486                   $  14,626
        Unrealized loss on real estate securities available for sale                       (455)                        (96)
        Unrealized gain on interest rate derivative                                       2,917                       6,700
        Minority interest in other comperehensive income                                 (1,696)                     (4,617)
                                                                                      ---------                   ---------

           Comprehensive income (loss)                                                $   8,252                   $  16,613
                                                                                      =========                   =========

Per share data:
        Income from continuing operations                                             $    0.32                   $    0.63
        Income from discontinued operations                                                0.07                        0.13
                                                                                      ---------                   ---------

           Net income applicable to Common Stock                                      $    0.39                   $    0.76
                                                                                      =========                   =========

Weighted average Common Stock                                                            19,375                      19,375
                                                                                      =========                   =========

                           Newkirk Realty Trust, Inc.
            Consolidated Statement of Adjusted Funds from Operations
                    (in thousands, except per share amounts)

                                                                Six Months Ended
                                                                  June 30, 2006
                                                                   (unaudited)
                                                                ----------------
Income per Consolidated Statement of Operations                      $14,626 (1)

Real estate depreciation                                               7,287
Real estate depreciation of unconsolidated interests                     125
Amortization of capitalized leasing costs                                764
                                                                     -------

Funds from operations                                                 22,802

Add: Compensation expense incurred for exclusivity rights                502
                                                                     -------

Adjusted funds from operations                                       $23,304
                                                                     =======

Adjusted funds from operations per share                             $  1.20
                                                                     =======

Dividends declared per common share                                  $   .80
                                                                     =======

[1] Includes operations from our Albertson's portfolio which was sold in July 2006.

Information About Funds From Operations

We compute funds from operations ("FFO") as shown in the calculation above. Funds from operations is a non-GAAP financial measure which represents "funds from operations" as defined by NAREIT. NAREIT defines funds from operations as net income, computed in accordance with generally accepted accounting principles or GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. We have also reported our adjusted FFO ("AFFO") as adjusted for the non-cash charge incurred in connection with the issuance of shares to Winthrop Realty Trust in exchange for the contribution of certain exclusivity rights with respect to net-lease business opportunities offered to or generated by senior management. We consider AFFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. AFFO can also facilitate a comparison of current operating performance among REITs. AFFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

                           NEWKIRK REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                 (In thousands, except share and per-share data)

                                                                          June 30,
                                                                            2006                       December 31,
                                                                         (Unaudited)                      2005
                                                                         -----------                   -----------
ASSETS

Real estate investments:
    Land                                                                 $    52,194                   $    36,593
    Land estates                                                              45,902                        43,997
    Buildings and improvements                                             1,437,150                     1,407,602
                                                                         -----------                   -----------

      Total real estate investments                                        1,535,246                     1,488,192

    Less accumulated depreciation and amortization                          (520,710)                     (544,200)
                                                                         -----------                   -----------

      Real estate investments, net                                         1,014,536                       943,992

Real estate held for sale, net of accumulated
    depreciation of $99,018 and $44,522                                      135,329                        41,685

Cash and cash equivalents                                                     48,605                       174,816
Restricted cash                                                               15,444                        25,233
Real estate securities available for sale                                     10,045                         5,194
Receivables (including $1,024 and $6,078 from
    related parties)                                                          51,577                        58,727
Deferred rental income receivable                                             18,334                        21,246
Loans receivable                                                              14,974                        16,058
Equity investments in limited partnerships                                     8,636                        13,846
Equity investment in joint venture                                            33,952                            --
Deferred costs, net of accumulated amortization of
    $21,961 and $17,677                                                       14,336                         8,771
Lease intangibles, net                                                        19,895                         7,657
Other assets (including $1,418 and $1,304 from
    related parties)                                                          31,612                        27,314
Other assets of discontinued operations                                       10,779                           545
                                                                         -----------                   -----------

      Total Assets                                                       $ 1,428,054                   $ 1,345,084
                                                                         ===========                   ===========

LIABILITIES, MINORITY INTEREST AND
    STOCKHOLDERS' EQUITY

Liabilities:

Mortgage notes payable (including $15,880 and
    $15,536 to a related party)                                          $   232,868                   $   166,195
Note payable                                                                 557,065                       593,463
Contract right mortgage notes payable                                         11,667                        11,128
Accrued interest payable (including $386 and $378
    to a related party)                                                        5,518                         7,514
Accounts payable and accrued expenses                                          4,922                         4,763
Below market lease intangibles, net                                           13,434                           893
Dividend payable                                                               7,750                         5,231
Other liabilities                                                              7,298                         4,834
Liabilities of discontinued operations                                        58,424                        40,491
                                                                         -----------                   -----------

      Total Liabilities                                                      898,946                       834,512
                                                                         -----------                   -----------

Commitments and contingencies

Minority interests                                                           351,954                       334,531
                                                                         -----------                   -----------
Stockholders' equity:
    Preferred stock; $.01 par value; 100,000,000 shares
      authorized; 1 issued and outstanding                                        --                            --
    Common stock; $.01 par value; 400,000,000 shares
      authorized; 19,375,000 issued and outstanding                              194                           194

    Additional paid-in capital                                               179,871                       179,871

    Accumulated dividends in excess of net income                             (4,756)                       (3,882)

    Accumulated other comprehensive income
      (loss)                                                                   1,845                          (142)
                                                                         -----------                   -----------

      Total Stockholders' Equity                                             177,154                       176,041
                                                                         -----------                   -----------

      Total Liabilities, Minority Interests and
         Stockholders' Equity                                            $ 1,428,054                   $ 1,345,084
                                                                         ===========                   ===========

Further details regarding the Company's results of operations, properties and tenants are available in the Company's Form 10-K for the year ended December 31, 2005 which will be filed with the Securities and Exchange Commission and will be available for download at the Company's website www.newkirkreit.com or at the Securities and Exchange Commission website www.sec.gov.

Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to the Company can be found in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.